EXHIBIT 23.5

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 22, 1999 (except with respect to Note 12 and Note 14, as to which the date is March 22, 1999) on the consolidated balance sheets of U S WEST, Inc. (formerly known as USW C, Inc. the "Company") as of December 31, 1998 and 1997, and the related consolidated statements of income and cash flows for each of the three years in the period ended December 31, 1998, included in the Company's Form 10-K/A dated March 24, 1999, the Company's Proxy Statement on Schedule 14A dated March 24, 1999, and the selected consolidated financial statements in U S WEST, Inc.'s Current Report on Form 8-K dated February 25, 1999, and to all references to out Firm included in this registration statement.


                                                By: /s/ ARTHUR ANDERSEN LLP
                                                   -----------------------------


Denver, Colorado
August 9, 1999

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